Exhibit 23


                          CONSENT OF INDEPENDENT ACCOUNTANTS





               We consent to the incorporation by reference in the Registration Statements of A.L. Pharma, Inc. (formerly A. L. Laboratories, Inc.) on Form S-8 (File Nos. 2-97830, 33-37516, 33-14625, 33-28221 and 33-46860) of our report dated March 1, 1995, on our audits of the financials statements and financial statement schedule of A.L. Pharma, Inc. and Subsidiaries as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, which report is included on page F-2 in this Annual Report on Form 10-K.





                                                  Coopers & Lybrand L.L.P.



          Parsippany, New Jersey
          March 30, 1995